Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, being a director or officer of sanofi-aventis, a société anonyme organized under the laws of France, having its principal place of business at 174 Avenue de France, 75013 Paris, France, registered with the Registre du Commerce et des Sociétés in Paris, under number 395 030 844 (hereinafter, the “Company”), hereby constitutes and appoints Chris Viehbacher, Directeur Général, Jérôme Contamine, Chief Financial Officer, and Karen Linehan, General Counsel, each of them severally, his or her true and lawful attorney-in-fact and agent, with full power and authority of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign one or more Registration Statements under the U.S. Securities Act of 1933, as amended, on Form F-4 or such other form (or combined form) as such attorneys-in-fact, or either of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of securities of the Company to be offered in connection with the proposed transaction with Genzyme Corporation in such forms as they, or either of them, may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the U.S. Securities and Exchange Commission (“SEC”), granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the U.S. Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents; or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney will be in force from the date hereof and will remain in force until and including 31 March 2012 (midnight CET).

Name	Capacity	Signature	Date

Serge Weinberg	Chairman and Director	/s/ Serge Weinberg	21 February 2011
Serge Weinberg

Christopher Viehbacher	Chief Executive	/s/ Christopher Viehbacher	25 February 2011
	Officer and Director	Christopher Viehbacher

Uwe Bicker	Director	/s/ Uwe Bicker	21 February 2011
Uwe Bicker

Robert Castaigne	Director	/s/ Robert Castaigne	22 February 2011
Robert Castaigne

Thierry Desmarest	Director	/s/ Thierry Desmarest	22 February 2011
Thierry Desmarest

Lord Douro	Director	/s/ Lord Douro	21 February 2011
Lord Douro

Jean-René Fourtou	Director	/s/ Jean-René Fourtou	22 February 2011
Jean-René Fourtou

Claudie Haigneré	Director	/s/ Claudie Haigneré	22 February 2011
Claudie Haigneré

Igor Landau	Director	/s/ Igor Landau	23 February 2011
Igor Landau

Christian Mulliez	Director	/s/ Christian Mulliez	21 February 2011
Christian Mulliez

Lindsay Owen-Jones	Director	/s/ Lindsay Owen-Jones	22 February 2011
Lindsay Owen-Jones

Carole Piwnica	Director	/s/ Carole Piwnica	25 February 2011
Carole Piwnica

Klaus Pohle	Director	/s/ Klaus Pohle	22 February 2011
Klaus Pohle

Gérard Van Kemmel	Director	/s/ Gérard Van Kemmel	21 February 2011
Gérard Van Kemmel